EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated October 2, 2009, with respect to the statement of condition including the related portfolio of Morgan Stanley "30 for 2013" Portfolio, 4Q 2009 Series (included in Van Kampen Unit Trusts, Series 779) as of October 2, 2009, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-162078) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
October 2, 2009